Exhibit 99.1

The Metals Company Provides Q4 2021 and FY 2021 Corporate

Update and Details Key Strategic Announcements Bringing TMC

Closer to Unlocking the World’s Largest Estimated Source of Battery

Metals

NEW YORK — March 24, 2022 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided financial results for the fourth quarter and full year ending December 31, 2021, and announced a corporate update.

Q4 2021 and FY 2021 Financial Highlights

●	Total cash of approximately $84.9 million, at December 31, 2021

●	Existing cash balance expected to be sufficient to fund TMC’s operations into the third quarter of 2023 when the Company’s subsidiary Nauru Ocean Resources Inc. (NORI) intends to submit its application to the International Seabed Authority (ISA) for an exploitation contract for its NORI-D area

●	Net loss of $19.8 million and loss per share of $0.09 for the quarter ended December 31, 2021, mainly due to $9.9 million of offshore campaign costs, non-cash share-based compensation of $5.1 million and higher general and administrative costs as a result of becoming a public company, partially offset by gains on fair value changes of warrants liability of $8.5 million.

●	Net loss of $141.3 million and loss per share of $0.69 for the year ended December 31, 2021, mainly due to non-cash share-based compensation of $60.3 million, $39.0 million of offshore campaign costs, $14.3 million for the pilot mining test system and higher general and administrative costs as a result of becoming a public company, partially offset by gains on fair value changes of warrants liability of $9.4 million.

Gerard Barron, TMC Chairman and CEO, commented: “Following the events of the last month, the world is now acutely aware of the fragility of the nickel market that is dominated by Russian and Chinese-funded supply. Russia currently represents 20% of Class 1 nickel supply and China controls most of future nickel production growth through investments in Indonesian rainforest nickel.”

“TMC offers an alternative: polymetallic nodules. Our NORI-D project alone is ranked as the world’s largest undeveloped nickel project and we expect nickel to represent roughly half of our expected future revenues at current metal prices. Our strategy has always been to develop this resource through partnerships, both because it allows us to move faster and because it allows us to get into production in a capital-light manner. In this context, we are pleased to provide a corporate update for the fourth quarter of 2021 as well as highlight the two strategic developments that we announced last week, both important steps on our path toward commercial production.”

Operational Highlights

●	Project Zero Plant: On March 16, 2022, we announced a business collaboration with Epsilon Carbon to complete a pre-feas~~i~~bility study for a commercial plant in India, powered by renewables and targeting capacity to process 1.3 million tonnes per annum (Mtpa) of wet nodules into more than 30,000 tonnes per annum (TPA) of an intermediate nickel-copper-cobalt matte product used in active cathode material for nickel-rich cathode chemistries for lithium-ion batteries and more than 750,000 TPA of manganese silicate by-product expected to be used in manganese alloy production for the steel industry.

●	Project Zero System: On March 17, 2022, TMC subsidiary NORI and Allseas entered into a non-binding term sheet for the development and operation of a commercial nodule collection system. The pilot nodule collection system developed and currently being tested by Allseas is expected to be upgraded to a commercial system with a targeted production capacity of 1.3 Mpta of wet nodules and expected production readiness by Q4 2024.

●	Pilot collection system: The development and testing of the pilot nodule collection system — that includes the production vessel Hidden Gem on the surface, a collector vehicle on the seafloor and a riser that lifts nodules from the collector to the surface — continues as planned. Work to convert Hidden Gem into what is expected to become the world’s first ship classed as a subsea mining vessel was completed in February. In March, pilot collector vehicle underwent extensive equipment testing in the Port of Rotterdam and all systems were shown to be fully functional. Pilot trials in the NORI-D area in the Clarion Clipperton Zone (CCZ) expected in H2 2022.

●	Pilot digital twin: In November 2021, TMC entered into an agreement with Kongsberg Digital, a leading provider of high-technology systems and solutions for the oil and gas, merchant marine, defence and aerospace industries. In advance of initial nodule collector drive tests in the Atlantic Ocean and pilot collection system trials in the NORI-D area CCZ, the parties intend to create a digital twin to enable 3D visualization of deep-sea operations in a dynamic dashboard for review by various stakeholders.

●	Environmental baseline studies in NORI-D: In December 2021, NORI successfully concluded Environmental Expedition 5E, a targeted sampling campaign of both benthic and pelagic fauna with wider investigations to characterize ecosystem function on the abyssal seafloor. The completion of the six-week expedition — NORI’s fifth environmental campaign in twelve months — marked the latest offshore campaign required to develop an environmental baseline of NORI’s proposed operating environment in the CCZ.

●	Environmental Impact Statement (EIS) for pilot collector test in NORI-D: As the Sponsoring State to NORI, the Republic of Nauru conducted a stakeholder consultation from October 2021 through March 2022, including through two community webinars to present the original EIS and evaluate public comments. This process provided the global stakeholder community with the opportunity to review, discuss, comment, and guide revisions to the NORI Collector Test EIS.

●	Governance: In February, TMC announced the appointment of Kathleen McAllister to its Board of Directors as an Independent Director, bringing 50-50 gender parity to TMC’s boardroom. Kathleen joined the Board as a director and it is expected that she will assume the role of TMC Audit Committee Chair on April 1, 2022.

●	Peer-reviewed research: In January 2022, peer-reviewed research commissioned by the Company and published in the Yale Journal of Industrial Ecology found that producing four key battery metals (nickel, copper, cobalt, manganese) from seafloor polymetallic nodules could reduce lifecycle solid waste substantially compared to producing these metals from conventional land ores.

Industry Update

●	The International Seabed Authority (ISA) continues to work to a two-year timeline to finalize regulations regarding exploitation of deep-sea minerals by July 9, 2023. An in-person ISA Council meeting in Kingston, Jamaica began on March 21 and will run through April 1, 2022, with the next ISA Council meeting scheduled for July 2022. In December 2021, the 26th Session of the Assembly of the ISA was formally closed, with members approving an updated plan of work for 2022.

●	The International Renewable Energy Agency released a new technical paper in November 2021 that warns of a number of headwinds facing the expansion of mineral supply on land, and notes how polymetallic nodules “could substantially change the supply outlook for several critical materials” including nickel and cobalt.

●	In a letter to U.S. Energy Secretary Jennifer Granholm, Senator Lisa Murkowski called for a focus on securing access to battery raw materials and the exploration of the potential of polymetallic nodules in the CCZ; while seventeen retired generals, admirals and officers across four U.S. military branches warned of the U.S.’ extreme vulnerability to supply chain shocks, and called for the responsible development of the vast polymetallic nodule resource in the CCZ in a letter to the Department of Defense.

●	In June 2021, the Indian government allocated around US$530 million for the Deep Ocean Mission to explore the deep ocean for resources and develop deep sea technologies for sustainable use of ocean resources, including polymetallic nodules. The country’s first manned ocean mission to carry out deep ocean exploration of non-living resources took place in October 2021. In addition, in December 2021, India’s Ministry for Science & Technology announced that it will establish a national taskforce for the development of suitable technologies to exploit deep-sea minerals and gas hydrate resources.

Financial Results Overview

TMC reported a net loss for the fourth quarter of 2021 of $19.8 million, or $0.09 per share, compared to TMC’s net loss of $17.1 million, or $0.09 per share, for the fourth quarter of 2020. Exploration expenses during the fourth quarter of 2021 were $12.8 million compared to $13.1 million for the fourth quarter of 2020. General and administrative expenses were $15.4 million for the fourth quarter of 2021 compared to $3.9 million for the fourth quarter of 2020.

TMC reported a net loss for the year ended December 31, 2021 of $141.3 million, or $0.69 per share, compared to net loss of $56.6 million, or $0.32 per share, for the year ended December 31, 2020. Exploration evaluation expenses during the year ended December 31, 2021 were $93.0 million compared to $48.9 million for the year ended December 31, 2020. General and administrative expenses were $56.6 million for the year ended December 31, 2021 compared to $7.7 million for the year ended December 31, 2020. For the year ended December 31, 2021, TMC recorded total share-based compensation expense of $60.3 million of which $27.0 million was recorded in exploration and evaluation expenses and $33.4 million was recorded in general and administrative expenses expenses.

Liquidity, Capital Allocation and Key Milestones

At December 31, 2021, TMC held cash of $84.9 million and held no debt. This cash position is expected to fund our operations through the end of the third quarter of 2023 as TMC works to achive four key milestones:

1.	Analyze and release findings from our pilot pyrometallurgical program which successfully processed polymetallic nodules into a nickel-copper-cobalt matte product and manganese silicate — and use this information to support the Project Zero Plant pre-feasibility study being conducted by Epsilon Carbon;

2.	Complete trials and environmental monitoring of the pilot nodule collection system in NORI-D to lift nodules to the surface and transport them to shore, with our strategic partner Allseas;

3.	Complete the Environmental Impact Assessment of future nodule collection operations in NORI-D, and develop the Environmental Impact Statement, a key part of the application for the ISA exploitation contract for NORI-D; and

4.	Submit an application to the ISA for an exploitation contract for the NORI-D area.

Conference Call

TMC will hold a conference call today at 4:30 p.m. ET to provide an update on recent corporate developments, fourth quarter financial results and upcoming milestones.

Fourth Quarter 2021 Conference Call Details

Date:	Thursday, March 24, 2022
Time:	04:30 p.m. Eastern Daylight Time

Virtual webcast	Register Here

Toll-free dial-in number:	(844) 200-6205
International dial-in number:	(929) 526-1599
Conference ID:	060819

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will have a virtual webcast and be available for replay in the ‘Investors’ tab of the Company’s website under ‘Media’ > ‘Events and Presentations’.

A replay of the conference call will also be available after 6:30 p.m. Eastern time on the same day through March 31, 2022, via the information below:

Toll-free replay number: (866) 813-9403
International replay number: (929) 458-6194
Replay ID: 138208

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authorityand sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga.

More information is available at www.metals.co.

Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone (CCZ) and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; TMC’s ability to successfully enter into binding agreements with each of Epsilon Carbon and Allseas; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that TMC may recover; risks associated with collective, development and processing operations, including with respect to the proposed plant in India and Allseas’ expected development efforts; fluctuations in transportation costs; testing and manufacturing of equipment; risks associated with TMC’s limited operating history; the impact of the COVID-19 pandemic; risks associated with TMC’s intellectual property; and other risks and uncertainties, including those in the “Risk Factors” section in TMC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed by TMC with the SEC on November 15, 2021, and in TMC’s other future filings with the Securities and Exchange Commission. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

TMC the metals company Inc.

Consolidated Balance Sheets

(in thousands of US Dollars, except share amounts)

ASSETS	As at December 31, 2021	As at December 31, 2020
Current
Cash	$84,873	$10,096
Receivables and prepayments	3,686	129
	88,559	10,225
Non-current
Exploration contracts	43,150	43,150
Equipment	1,416	1,310
	44,566	44,460
TOTAL ASSETS	$133,125	$54,685

LIABILITIES
Current
Accounts payable and accrued liabilities	26,573	4,316
Deferred acquisition costs	-	3,440
	26,573	7,756
Non-current
Deferred tax liability	10,675	10,675
Warrants liability	3,126	-
TOTAL LIABILITIES	$40,374	$18,431

EQUITY
Common shares (unlimited shares, no par value – issued: 225,432,493 (December 31, 2020 – 189,493,593))	296,051	154,431
Preferred shares (unlimited shares, no par value – issued: nil (December 31, 2020 – 509,459))	-	550
Class A - J Special Shares	-	-
Additional paid in capital	102,073	45,347
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(304,157)	(162,858)
TOTAL EQUITY	92,751	36,254

TOTAL LIABILITIES AND EQUITY	$133,125	$54,685

TMC the metals company Inc.

Consolidated Statements of Loss and Comprehensive Loss

(in thousands of US Dollars, except share and per share amounts)

	For the year ended December 31,	For the year ended December 31,
	2021	2020
Operating expenses
Exploration and evaluation expenses	$93,006	$48,881
General and administrative expenses	56,583	7,723
Operating loss	149,589	56,604

Other items
Change in fair value of warrants liability	(9,375)	-
Foreign exchange loss	82	80
Interest expense (income)	1,003	(53)

Loss and comprehensive loss for the year	$141,299	$56,631

Loss per share
- Basic and diluted	$0.69	$0.32

Weighted average number of common shares outstanding – basic and diluted	204,926,931	178,570,876

TMC the metals company Inc.

Consolidated Statements of Cash Flows

(in thousands of US Dollars)

	For the year ended December 31,	For the year ended December 31,
	2021	2020
Cash resources provided by (used in)

Operating activities
Loss for the year	$(141,299)	$(56,631)
Items not affecting cash:
Amortization	453	563
Expenses settled with share-based payments	74,571	27,098
Interest on convertible debentures	1,003	53
Change in fair value of warrants liability	(9,375)	-
Unrealized foreign exchange	(15)	8
Changes in working capital:
Receivables and prepayments	(3,479)	(110)
Accounts payable and accrued liabilities	22,049	2,487
Net cash used in operating activities	(56,092)	(26,532)

Investing activities
Settlement of deferred acquisition costs	(3,440)	-
Acquisition of exploration contract	-	(607)
Acquisition of equipment	(402)	-
Net cash used in investing activities	(3,842)	(607)

Financing activities
Proceeds from exercise of stock options	4,236	919
Proceeds from issuance of convertible debentures	26,000	-
Proceeds from issuance of common shares (net of fees and other costs)	-	20,373
Proceeds from Business Combination (net of fees and other costs)	104,465	-
Net cash provided by financing activities	134,701	21,292

Increase (decrease) in cash	74,767	(5,847)
Impact of exchange rate changes on cash	10	(8)
Cash - beginning of year	10,096	15,951
Cash - end of year	$84,873	$10,096